Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Ethyl Corporation (the “Company”) of our report dated February 7, 2003, except for Note 12, as to which the date is March 3, 2003, and for Note 29, as to which the date is April 30, 2003, relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Accountants” in such Registration Statement.

PricewaterhouseCoopers LLP

Richmond, Virginia

May 30, 2003